CrossAmerica Partners Finalizes the Purchase of Franchised Holiday Stationstores Located in Minnesota and Wisconsin Markets

•	CrossAmerica acquires 31 convenience stores sold by S/S/G Corporation

ALLENTOWN, PA, March 29, 2016 - CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or “The Partnership”) announced today that it closed on the previously announced purchase of thirty-one franchise Holiday Stationstores located in Wisconsin and Minnesota from S/S/G Corporation.
Of the 31 company-operated stores, 28 are located in Wisconsin and 3 are located in Minnesota. CrossAmerica also purchased the land associated with 27 of the sites. “We are excited to finalize the purchase of these quality stores from S/S/G Corporation and become a Holiday Stationstores franchisee,” said President Jeremy Bergeron. “This now brings our number of fuel distribution locations to 95 in the upper Midwest market, and over 1,250 nationally.”
All of the purchase price of approximately $48.5 million, as well as inventory and closing costs, was financed under the Partnership's credit facility. The Partnership expects the acquisition to be immediately accretive to distributable cash flow to limited partners.
About CrossAmerica Partners LP
CrossAmerica Partners is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America.  Formed in 2012, CrossAmerica Partners LP is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to more than 1,250 locations and owns or leases more than 800 sites. With a geographic footprint covering 29 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf, Citgo and Marathon. CrossAmerica Partners ranks as one of ExxonMobil's largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.

About Holiday Stationstores

Holiday Stationstores is a recognized leader in the convenience store industry with 500 stores located throughout 10 states in the northern tier region of the United States: Minnesota, Wisconsin, Michigan, North Dakota, South Dakota, Montana, Wyoming, Idaho, Washington and Alaska. Holiday Stationstores continues to provide customers with a shopping experience that is unique to the convenience store industry with big stores, wide aisles, wide product selection and friendly employees.
www.holidaystationstores.com

Contacts

Investors:
Randy Palmer, 210-692-2160
Karen Yeakel, 610-625-8005

Media:
Lisa Koenig, 210-692-2659

The DeBerry Group
Melissa Ludwig or Trish DeBerry, 210-223-2772

Forward-Looking Statements
This press release and any oral statements made regarding the subjects of this release may contain forward-looking statements of CrossAmerica Partners, which may include, but are not limited to, statements regarding CrossAmerica Partners’ plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as "outlook," "intends," "plans," "estimates," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "anticipates," "foresees," or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that CrossAmerica Partners expects or anticipates will occur in the future, including statements relating to the acquisitions, consideration that may be subject to adjustment, and closing conditions, revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon CrossAmerica Partners’ current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond its control. The statements in this press release are made as of the date of this press release, even if subsequently made available by CrossAmerica Partners on its website or otherwise. CrossAmerica Partners does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although CrossAmerica Partners does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Partnership cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the CrossAmerica Partners’ Form 10-K or 10-Qs filed with the Securities and Exchange Commission as well as in CrossAmerica Partners’ other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.
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